Exhibit 99.1

Lordstown Motors Announces Executive Appointments

LORDSTOWN, Ohio, July 12, 2022 – Lordstown Motors Corp. (Nasdaq: RIDE), ("Lordstown Motors” or “LMC”), an original equipment manufacturer (OEM) of electric vehicles focused on the commercial fleet market, today announced several key executive appointments that further strengthen the company’s senior leadership team.

●	Daniel A. Ninivaggi was elected to serve as Executive Chairman of the Board of Lordstown Motors. In this role, Dan will focus on corporate strategy, strategic partnerships and capital raising.
●	Edward T. Hightower, the company’s President, has been elected to the additional role of Chief Executive Officer, effective immediately. Edward will also continue to serve as CEO of MIH EV Design LLC, LMC’s product development joint venture with Foxconn. He has also been elected to the Board of Directors of Lordstown Motors.
●	Dr. Donna Bell, a former Ford Motor Company executive with almost 30 years of automotive product development and technology innovation leadership experience, has been appointed Executive Vice President, Product Creation, Engineering and Supply Chain, effective immediately.
●	Andrew Reyntjes, a 30-year veteran of the automotive and commercial fleet industry, was appointed Senior Vice President, Sales, Service and Marketing, effective June 29.
●	Jill Coniglio-Kirk was appointed Vice President of People & Culture, effective June 20. Jill has more than 20 years of experience in automotive human resources roles and building out early-stage organizations.
●	Jane Ritson-Parsons will be transitioning out of the role of Chief Commercial Officer and become an advisor to the company.

“Since joining Lordstown Motors, recruiting an experienced and talented management team has been a key priority. With the recent closing of the Foxconn transactions and the launch of our new Foxconn joint venture, Lordstown Motors has shifted to a more engineering and product development focused OEM. With over 30 years of automotive experience and having made significant contributions to the Endurance launch preparation and Foxconn transactions, Edward is the perfect person to lead the company and launch our product development efforts with Foxconn. As Executive Chairman, I will continue to focus on strategic and financial matters, working closely with Edward and CFO Adam Kroll,” said Daniel Ninivaggi, LMC’s Executive Chairman. “As the Endurance gets closer to production and we select partners for our first joint venture vehicle, our commercial strategy will also be critical. Andrew will accelerate the development of our commercial fleet partnerships,” Ninivaggi continued. “Finally, we are in an industry with emerging technologies and the need for constant innovation. Jill will be a key member of our senior management team, with a particular focus on recruiting and developing the best EV engineering talent.”

“We now have a focused leadership team with vast experience in developing, launching and commercializing vehicles,” said Hightower. “I’ve just returned from two weeks in Taiwan meeting with Foxconn and exploring our joint product development opportunities. I look forward to strengthening our partnership and confirming our first vehicle program over the next several months. The LMC team also remains laser focused on launching the Endurance this quarter, with commercial deliveries expected in the fourth quarter.”

Dr. Donna Bell comes to Lordstown as Executive Vice President, Product Creation, Engineering and Supply Chain with almost 30 years of hands-on leadership experience in engineering, product development, purchasing, quality, mobility and autonomous vehicle strategy, and research. Her work in the development of electronic modules and infotainment systems led to her receiving multiple patents. Bell also served as research operations director at Ford’s Palo Alto Innovation Labs. She holds two master’s degrees and a Ph.D. from Wayne State University’s School of Engineering and a bachelor’s degree in electrical engineering from Lawrence Technological University.

“The excitement of a startup appeals to me,” said Bell. “Lordstown, and its partner, Foxconn, have the potential to reinvent how vehicles are developed and manufactured. It is the ultimate challenge.”

“Along with our intense focus on the Endurance launch, we are actively working to plan and develop additional vehicles and mobility solutions for our commercial fleet customers. Dr. Bell’s extensive experience in the high-quality execution of vehicle programs, technologies, and innovations will make her an excellent addition to our team. As EV performance attributes and features are becoming more defined and driven by software, Donna’s leadership and track record will build on the strengths of the Lordstown Motors team and play a key role driving the success of the joint venture,” said Hightower.

Andrew Reyntjes joins Lordstown Motors as Senior Vice President of Commercial Sales, Service and Marketing. He is experienced in US and international markets and multiple industries outside automotive.  He most recently worked in sales leadership positions at LEER Group, a business unit of J.B Poindexter & Co., a leading provider of vans, truck bodies, vehicle storage systems and accessories to the commercial vehicle market. Prior to his position as director of fleet and commercial sales at LEER Group, he spent more than 15 years in various roles within the fleet industry including WABCO and at General Motors in Fleet & Commercial Operations as well as numerous other positions and functions.

“Lordstown Motors is focused on meeting the needs of our commercial fleet customers. Andrew has lived and breathed the commercial fleet market from every aspect. His leadership and enthusiasm will help to ensure that our vehicles and solutions deliver on the work-focused needs and expectations of our customers and create value for the company,” said Edward Hightower.

A seasoned human resource professional with two decades of HR leadership experience at global Tier 1 automotive suppliers, Jill Coniglio-Kirk recently joined LMC as Vice President of People & Culture. Jill has a proven track record of developing cultures that reward, promote, and drive high performance. Prior to joining Lordstown, she was Vice President of Human Resources for Veoneer, Inc., a world leader in automotive safety.  Previously, Jill served in a variety of management positions at Autoliv, Inc.

Jane Ritson-Parsons joined Lordstown more than a year ago and greatly contributed to the transition to the new leadership team, the development of our commercial strategy and the execution of the Foxconn transactions. She will be transitioning out of her formal role as Chief Commercial Officer and become an advisor to LMC. Daniel Ninivaggi commented, “Jane’s leadership in several of our functions was instrumental to the progress we have made over the past year. I thank her for her many contributions to the company and look forward to her support as an advisor.”

About Lordstown Motors Corp.

Lordstown Motors is an electric vehicle (EV) innovator with a mission to develop high-quality, light duty commercial fleet vehicles, with the Endurance all electric pick-up truck as its first vehicle being launched in the Lordstown, Ohio facility. Lordstown Motors is also the primary development partner with Foxconn for MIH based vehicles in North America through its recently established joint venture. Lordstown Motors has corporate, engineering, and research and development facilities in Lordstown, Ohio, Farmington Hills, Mich. and Irvine, Calif. For additional information, visit http://www.lordstownmotors.com/.

Forward Looking Statements

This release includes forward looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "feel," "believe," "expects," "estimates," "projects," "intends," "should," "is to be," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the need to raise substantial additional capital to execute our business plan, achieve our production targets for the Endurance in 2022 and beyond, achieve scaled production of the Endurance, to continue ongoing operations and remain a going concern, and our ability to raise such funding on a reasonable timeline and with suitable terms; the cost and other impacts of litigation, regulatory proceedings, investigations, stockholder letters and claims and availability of insurance coverage and/or adverse publicity with respect to these matters, which may have a material adverse effect, whether or not successful or valid, on our liquidity position, business prospects and ability to obtain financing; our limited operating history and our ability to execute our business plan, including through our relationship with Foxconn; our ability to raise sufficient capital in order to invest in the tooling that we expect will enable us to eventually lower the Endurance bill of materials cost, continue design enhancements of the Endurance and fund any future vehicles we may develop; the rollout of our business and the timing of expected business milestones, including our ability to complete the engineering of the Endurance and Foxconn’s completion of the conversion and retooling of the Lordstown facility, to establish and maintain appropriate supplier relationships, to successfully complete testing, homologation and certification, and to start production and delivery of the Endurance in accordance with our projected timeline; our ability to successfully identify and implement actions that will lower the Endurance bill of materials cost; supply chain disruptions, inflation and the potential inability to source essential components and raw materials, including on a timely basis or at acceptable cost, and their consequences on testing, production, sales and other activities; our ability to obtain binding purchase orders and build customer relationships; the risk that our technology, including our hub motors, does not perform as expected and our overall ability to deliver on the expectations of customers with respect to the pricing, performance, quality, reliability, safety and efficiency of the Endurance and to provide the levels of service and support that they will require; our ability to conduct business using a direct sales model, rather than through a dealer network used by most other OEMs; the effects of competition on our ability to market and sell vehicles; our inability to retain key personnel and to hire additional personnel; the ability to protect our intellectual property rights; the failure to obtain required regulatory approvals; changes in laws or regulatory requirements or new or different interpretations of existing law; changes in governmental incentives and fuel and energy prices; the impact of health epidemics, including the COVID-19 pandemic, on our business; cybersecurity threats and compliance with privacy and data protection laws; failure to timely implement and maintain adequate financial, information technology and management processes and controls and procedures; our ability to remain in compliance with our debt covenants, our ability to repay the obligations when due, and the risks associated with having pledged significant assets as collateral for recently obtained indebtedness; and the possibility that we may be adversely affected by other economic, geopolitical, business and/or competitive factors, including the direct and indirect effects of the war in Ukraine. In addition, the transactions entered into with Foxconn are subject to risks and uncertainties. No assurances can be given that we will successfully implement or that we will realize the anticipated benefits from the recently completed transactions with Foxconn, including the contract manufacturing agreement and the joint venture to jointly develop additional EVs for launch. If we are unable to maintain our relationship with Foxconn or effectively manage outsourcing the production of the Endurance to Foxconn, we may be unable to ensure continuity, quality, and compliance with our design specifications or applicable laws and regulations, which may ultimately disrupt and have a negative effect on our production and operations. The success of the joint venture depends on many variables, including our ability to utilize the designs, engineering data and other foundational work of Foxconn, its affiliates and other members of the MIH consortium to commercialize, industrialize, homologate and certify a vehicle in North America, along with variables that are out of the parties’ control, such as technology, innovation, adequate funding, supply chain and other economic conditions, competitors, customer demand and other factors that impact new vehicle development. If we are unable to develop new vehicles for ourselves and potentially other OEM customers, our business prospects, results of operations and financial condition may be adversely affected. We will need additional funding to execute our 2022 business plan and achieve scaled production of the Endurance. As we seek additional sources of financing, there can be no assurance that such financing would be available to us on favorable terms or at all. Our ability to obtain additional financing in the debt and equity capital markets is subject to several factors, including market and economic conditions, the significant amount of capital required, the fact that our bill of materials cost is currently, and expected to continue to be, substantially higher than our anticipated selling price, uncertainty surrounding regulatory approval and the performance of the vehicle, meaningful exposure to material losses related to ongoing litigation and the SEC investigation, our performance and investor sentiment with respect to us and our business and industry. Additional information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. Any forward-looking statements speak only as of the date on which they are made, and Lordstown Motors undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Contacts:

Investors
Carter W. Driscoll, CFA
IR@lordstownmotors.com

Media
Colleen Robar
313.207.5960
crobar@robarpr.com